THE PANTRY, INC. (a Delaware corporation) 2,150,000 Shares of Common Stock PURCHASE AGREEMENT

Dated: March 8, 2005

- i -

SECTION 2. Sale and Delivery to Underwriter; Closing.	12
(a) Securities	12
(b) Payment	12
(c) Denominations; Registration	13

SECTION 3. Covenants of the Company	13
(a) Compliance with Securities Regulations and Commission Requests	13
(b) Filing of Amendments	13
(c) Delivery of Registration Statements	13
(d) Delivery of Prospectuses	14
(e) Continued Compliance with Securities Laws	14
(f) Blue Sky Qualifications	14
(g) Rule 158	15
(h) Listing	15
(i) Reporting Requirements	15

SECTION 4. Payment of Expenses.	15
(a) Expenses	15
(b) Expenses of the Selling Shareholders	15
(c) Termination of Agreement	16
(d) Allocation of Expenses	16

SECTION 5. Conditions of the Underwriter's Obligations	16
(a) Effectiveness of Registration Statement	16
(b) Opinion of Counsel for Company	16
(c) Opinion of Counsel for the Selling Shareholders	16
(d) Opinion of Counsel for Underwriter	17
(e) Officers' Certificates	17
(f) Certificate of Selling Shareholders	17
(g) Accountant's Comfort Letter	17
(h) Listing	18
(i) No Objection	18
(j) Lock-up Agreements	18
(k) Maintenance of Rating	18
(l) Additional Documents	18
(m) Termination of Agreement	18

SECTION 6. Indemnification.	18
(a) Indemnification of Underwriter	18
(b) Indemnification of Company, Directors and Officers and Selling Shareholders	20
(c) Actions against Parties; Notification	20
(d) Settlement without Consent if Failure to Reimburse	21
(e) Other Agreements with Respect to Indemnification	21

SECTION 7. Contribution	21

SECTION 8. Representations, Warranties and Agreements to Survive Delivery	22

- ii -

SECTION 9. Termination of Agreement.	23
(a) Termination; General	23
(b) Liabilities	23

SECTION 10. Default by one or more of the Selling Shareholders	23

SECTION 11. Tax Disclosure	24

SECTION 12. Notices	24

SECTION 13. Parties	24

SECTION 14. GOVERNING LAW AND TIME	24

SECTION 15. Counterparts	24

SECTION 16. Effect of Headings	24

- iii -

THE PANTRY, INC.

(a Delaware corporation)

2,150,000 Shares of Common Stock

(Par Value $.01 Per Share)

PURCHASE AGREEMENT

March 8, 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
World Financial Center
North Tower
New York, New York 10080

Ladies and Gentlemen:

The Pantry, Inc., a Delaware corporation (the "Company"), and the persons listed in Schedule A hereto (the “Selling Shareholders”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” or the “Underwriter”), with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriter, of 2,150,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). The aforesaid 2,150,000 shares of Common Stock to be purchased by the Underwriter are hereinafter called the “Securities.”

The Company and the Selling Shareholders understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-116972) covering the registration of the Securities and other securities of the Company under the Securities Act of 1933, as amended (the "1933 Act"), including a related prospectus, which has become effective. Such registration statement as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness is hereinafter referred to as the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations) is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The prospectus included in the Registration Statement at the time it became effective, as supplemented by the final prospectus supplement, in the form first furnished to the Underwriter for use in connection with the offering of the Securities is herein called the “Prospectus.” Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.  Representations and Warranties.

    (a)  Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof (with such representations and warranties being made as of the date hereof) and as of the Closing Time referred to in Section 2(b) hereof (with such representations and warranties being made as of the Closing Time), and agrees with the Underwriter, as follows:

(i)  Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, on the date hereof and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing (1) by Merrill Lynch expressly for use in the Registration Statement or Prospectus or (2) by any Selling Shareholder expressly for use in response to Item 7 of Form S-3 in the Registration Statement or Prospectus.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)  Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)  Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations. Deloitte & Touche LLP has not provided to the Company or its subsidiaries any non-audit services, the provision of which is prohibited by applicable law or accounting standards.

(iv)  Financial Statements. The historical financial statements of the Company included and incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected historical financial data incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the Prospectus. All financial statements and pro forma financial statements required to be included in the Registration Statement and the Prospectus pursuant to the 1933 Act, the 1933 Act Regulations and Regulation S-X have been included or incorporated by reference in the Registration Statement and the Prospectus.

(v)  No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi)  Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)  Good Standing of Subsidiaries. Each subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for restrictions on transfer imposed by federal or state securities laws); none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are Kangaroo, Inc., a Georgia corporation, and R. & H. Maxxon, Inc., a South Carolina corporation.

(viii)  Capitalization. The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company; to the Company’s knowledge, the sale of shares of Common Stock by the Selling Shareholders to the Underwriter will not trigger any co-sale or tag-along rights or other similar rights of any other securityholder of the Company.

(ix)  Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(x)  Description of Securities. The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder.

(xi)  Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of their respective charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the sale of the Securities by the Selling Shareholders) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance ("Lien") upon any property or assets of the Company or any subsidiary pursuant to, or require any consent under or permit any third party to terminate, any of the Agreements and Instruments, except for such breaches, defaults, Repayment Events, Liens, consents or terminations that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xii)  Absence of Labor Disputes. Other than as set forth in the Registration Statement or the documents incorporated by reference therein, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers or vendors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xiii)  Absence of Proceedings. Other than as set forth in the Registration Statement or the documents incorporated by reference therein, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the documents incorporated by reference therein, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xiv)  Accuracy of Exhibits. There are no contracts or documents which are required under the 1933 Act or the 1934 Act or the rules and regulations thereunder to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xv)  Possession of Intellectual Property. The Company and its subsidiaries own or possess, have the right to use or can acquire adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to own, possess, have the right to use or have the ability to acquire any such Intellectual Property would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvi)  Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or as may be required by state securities laws.

(xvii)  Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xviii)  Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in, or incorporated by reference into, the Prospectus or (b) do not, singly or in the aggregate, affect the value of such property, do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in, or incorporated by reference into, the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims which would not, singly or in the aggregate, result in a Material Adverse Effect.

(xix)  Investment Company Act. The Company is not, and following the sale of the Securities as contemplated herein, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

(xx)  Environmental Laws. Except as described in the Registration Statement or in a document incorporated by reference therein or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, licenses, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events, facts or circumstances that might reasonably be expected to form the basis of any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or any Environmental Laws.

(xxi)  Registration Rights. There are no persons with registration rights or other similar rights to have any securities (1) registered pursuant to the Registration Statement (except for rights which have been complied with or waived) or (2) otherwise registered by the Company under the 1933 Act (except as described in the Prospectus or in a document incorporated by reference therein).

(xxii)  Stabilization or Manipulation. Neither the Company nor any of its executive officers, directors or, to its knowledge, controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.

(xxiii)  Accounting Controls and Disclosure Controls. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxiv)  Tax Returns. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and each subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxv)  Suppliers. To the Company’s knowledge, no supplier of merchandise or gasoline to the Company or any of its subsidiaries has ceased shipments of merchandise to the Company or indicated to the Company or an executive officer of the Company an interest in decreasing or ceasing its sales to the Company or otherwise materially modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices between the Company and such supplier.

(b)  Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to the Underwriter with respect to itself as of the date hereof (with such representations and warranties being made as of the date hereof) and as of the Closing Time (with such representations and warranties being made as of the Closing Time), and agrees with the Underwriter, as follows:

(i)  Accurate Disclosure. Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that with respect to each Selling Shareholder this representation shall be limited to information provided by such Selling Shareholder in writing expressly for use in the Registration Statement or Prospectus or any amendments or supplements thereto.

(ii)  Authorization of this Agreement. Such Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iii)  Noncontravention. The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties. Such Selling Shareholder has no registration rights with respect to the Registration Statement other than rights which have been complied with by the Company or waived by such Selling Shareholder.

(iv)  Certificates Suitable for Transfer. The Securities to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the “UCC”). Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will prior to the Closing Time be delivered to Wachovia Bank, N.A. with irrevocable conditional instructions to deliver such Securities to the Underwriter pursuant to this Agreement.

(v)  Valid Title. Such Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances, and has the legal right and power, and all authorization and approval required by law, to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

(vi)  Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriter (assuming that neither DTC nor the Underwriter has “notice” of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement.

(vii)  Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(viii)  Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained under the 1933 Act or the 1933 Act Regulations or state securities laws and except for any filings which may be required after the date hereof pursuant to Sections 13 and 16 of the 1934 Act.

(ix)  No Association with NASD. Neither such Selling Shareholder nor any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is an associated person of (within the meaning of Article I, Section 1(q) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

(x)  Due Organization. Each Selling Shareholder has been duly organized and is validly existing as a limited partnership in good standing in the jurisdiction of its organization.

(c)  Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby, and any certificate signed by or on behalf of a Selling Shareholder as such and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriter; Closing.

(a)  Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Shareholder, at a price per share of $31.72 the number of Securities set forth in Schedule A opposite the name of such Selling Shareholder.

(b)  Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on March 11, 2005, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Selling Shareholders against delivery to the Underwriter of certificates for the Securities.

(c)  Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Underwriter may request in writing at least two full business days before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3.  Covenants of the Company. The Company covenants with the Underwriter as follows:

(a)  Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 415 of the 1933 Act Regulations, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the 1933 Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)  Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall object.

(c)  Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Underwriter have been or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)  Delivery of Prospectuses. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)  Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(f)  Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(g)  Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)  Listing. The Company will use its reasonable best efforts to maintain the quotation of the Common Stock (including the Securities) on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market, including, when required, a notification of change in the number of shares of common stock outstanding.

(i)  Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4.  Payment of Expenses.

(a)  Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, or delivery of the Securities, (iii) the preparation and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriter of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by the NASD of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

(b)  Expenses of the Selling Shareholders. The Selling Shareholders, severally but not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriter, and (ii) the fees and disbursements of their respective counsel and other advisors (unless the Company is otherwise required to or agrees to pay such expenses).

(c)  Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses incurred, including the reasonable fees and disbursements of counsel for the Underwriter.

(d)  Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and any Selling Shareholder may make for the sharing of costs and expenses.

SECTION 5.  Conditions of the Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)  Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become and remains effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities, shall have been filed with the Commission in accordance with Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the regulations promulgated under the 1933 Act and in accordance with Section 3(a) hereof.

(b)  Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinions, dated as of Closing Time, of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel for the Company, Leath, Bouch & Crawford LLP, South Carolina counsel to the Company, and Smith Hulsey & Busey, Florida counsel to the Company, in each case in form and substance reasonably satisfactory to counsel for the Underwriter, in the form set forth in Exhibits A, C and D hereto and to such further effect as counsel to the Underwriter may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c)  Opinion of Counsel for the Selling Shareholders. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of O’Melveny & Myers LLP, counsel for the Selling Shareholders, in form and substance reasonably satisfactory to counsel for the Underwriter, in the form set forth in Exhibit B hereto and to such further effect as counsel to the Underwriter may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the Selling Shareholders and certificates of public officials.

(d)  Opinion of Counsel for Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriter, with respect to the matters set forth in clauses (i), (iv), (v), and (vi) of Exhibit A hereto and in clause (2) of Exhibit B hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e)  Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(f)  Certificate of Selling Shareholders. At Closing Time, the Underwriter shall have received a certificate on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(g)  Accountant’s Comfort Letter. At Closing Time, the Underwriter shall have received from Deloitte & Touche LLP a letter in the form of Annex A hereto, dated as of Closing Time, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)  Listing. At Closing Time, the Securities shall continue to be listed on the Nasdaq National Market.

(i)  No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements or such confirmation shall not be necessary in the view of the Underwriter.

(j)  Lock-up Agreements. At Closing Time, the Underwriter shall have received an agreement substantially in the form of Exhibit E hereto signed by the persons listed on Schedule B hereto.

(k)  Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)  Additional Documents. At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(m)  Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)  Indemnification of Underwriter. The Company and the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless the Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case, as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever, as incurred (including subject to Section 6(c) the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the Company and the Selling Shareholders will not be liable to the Underwriter or any person controlling the Underwriter with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that the Underwriter sold securities to a person to whom the Underwriter failed to send or give, at or prior to the written confirmation of the sale of such Securities, a copy of the Prospectus (as amended or supplemented) if the Company has previously furnished copies thereof to the Underwriter (sufficiently in advance of the Closing Time to allow for distribution of the Prospectus in a timely manner) and complied with their obligations under Sections 3(b), 3(c) and 3(d) hereof and the loss, liability, claim, damage or expense of the Underwriter resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such preliminary prospectus (as amended or supplemented) which was corrected in the Prospectus (as amended or supplemented); provided, further, that the liability of any Selling Shareholder under this Section shall be limited to an amount not exceeding the proceeds received by such Selling Shareholder from the sale of Securities hereunder (before deducting the underwriting discount and expenses). Notwithstanding the foregoing, the liability of any Selling Shareholder under this Section shall be limited to information furnished in writing by such Selling Shareholder to the Company or the Underwriter expressly for use in the Registration Statement or any preliminary prospectus or the Prospectus.

(b)  Indemnification of Company, Directors and Officers and Selling Shareholders. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c)  Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and in the case of indemnification pursuant to Section 6(b) above, counsel to such indemnified parties shall be selected by the Company and reasonably acceptable to the Selling Shareholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)  Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7.  Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Shareholder, and shall survive delivery of the Securities to the Underwriter.

SECTION 9.  Termination of Agreement.

(a)  Termination; General. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)  Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by one or more of the Selling Shareholders. If a Selling Shareholder shall fail at Closing Time to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule A hereto, then the Underwriter may, at its option, by notice from the Underwriter to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 10 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 10, each of the Underwriter, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 11.  Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 12.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; notices to the Company shall be directed to it at The Pantry, Inc., 1801 Douglas Drive, Sanford, North Carolina 27330, attention of Dan Kelly, with a copy to Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, 2500 Wachovia Capitol Center, Post Office Box 2611, Raleigh, North Carolina 27602-2611, attention of Carl N. Patterson; and notices to the Selling Shareholders shall be directed to them c/o Freeman Spogli & Co., 599 Lexington Avenue, 18th Floor, New York, NY 10022, attention of Todd Halloran, with a copy to O’Melveny & Myers LLP, Times Square Tower, 7 Times Square, New York, New York 10036, attention of Nicole Macarchuk.

SECTION 13.  Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.  GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 16.  Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

THE PANTRY, INC.

By:	/s/ John Roth

Name: John Roth Title: Vice President

FS Equity Partners III, L.P.

By: FS Capital Partners, L.P., its General Partner

By: FS Holdings, Inc., its General Partner

By:	/s/ John Roth

Name: John Roth Title: Vice President

FS Equity Partners IV, L.P.

By: FS Capital Partners LLC, its General Partner

By:	/s/ John Roth

Name: John Roth Title: Vice President

FS Equity Partners International, L.P.

By: FS&Co. International, L.P., its General Partner

By: FS International Holdings Ltd., its General Partner

By:	/s/ John Roth

Name: John Roth Title: Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By

Authorized Signatory

SCHEDULE A

Number of Securities to be Sold

FS Equity Partners III, L.P.	1,402,939
FS Equity Partners IV, L.P.	690,598
FS Equity Partners International, L.P.	56,463

Total	2,150,000

SCHEDULE B

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

FS Equity Partners III, L.P.
FS Equity Partners IV, L.P.
FS Equity Partners International L.P.

Exhibit A

FORM OF OPINION OF
SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
TO BE DELIVERED PURSUANT TO SECTION 5(b)

March 11, 2005

Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
World Financial Center, North Tower
New York, New York 10080

Ladies and Gentlemen:

We have acted as counsel for The Pantry, Inc., a Delaware corporation (the “Company”), in connection with that certain Purchase Agreement (the “Purchase Agreement”) dated as of March 8, 2005 between the Company, the persons listed in Schedule A thereto (the “Selling Shareholders”), and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”), relating to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriter of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) set forth in Schedule A thereto. This opinion is delivered to you in compliance with Section 5(b) of the Purchase Agreement. Capitalized terms used in this letter and not otherwise defined herein shall have the same meanings as are ascribed to them in the Purchase Agreement.

We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. These documents included, among other things, the following:

(a) The Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”);

(b) The Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”);

(c) The records of certain proceedings and actions of the Board of Directors of the Company relating to the transactions contemplated by the Purchase Agreement, which have been certified to us as constituting all of the proceedings and actions relating thereto;

(d) The Purchase Agreement;

(e) The Registration Statement and the Prospectus;

(f) The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 (the “Form 10-K”); and

(g) The contracts filed either as exhibits to the Registration Statement (or any report incorporated by reference into the Registration Statement) or identified on Exhibit B attached hereto.

Where we have considered it appropriate, as to certain facts we have relied with your permission, without investigation or analysis of any underlying data contained therein, upon (i) certificates or other comparable documents of public officials, and (ii) certificates of officers of the Company who by position we believe are responsible (including, without limitation, the officers’ certificate dated March 11, 2005 referred to as the “Officers’ Certificate” in our opinions below and attached hereto as Exhibit A). In rendering our opinion that the Company is “validly existing as a corporation” and “is in good standing” under the laws of the State of Delaware, we have relied solely upon a Certificate of Good Standing regarding the Company from the Delaware Secretary of State dated March __, 2005.

Except as otherwise specifically identified below, in rendering our opinions concerning the Company’s corporate power to operate its business as described in the Prospectus, we have relied solely upon the Officers’ Certificate to identify the jurisdictions in which the conduct of such entity’s business is material to the operations of the Company and its subsidiaries taken as a whole. Furthermore, we have relied upon and assumed the correctness of the representations and warranties of the Company, as to matters of fact, contained in the Purchase Agreement. Except as relates to the authorization, execution and delivery by the Company of the Purchase Agreement and of other documents executed and delivered by the Company in connection therewith or in connection with the other matters regarding which we opine herein, we have assumed without investigation (i) the due promulgation and validity of all statutes, regulations, administrative procedures, determinations, permits and orders, (ii) the authenticity and completeness of all documents submitted to us as originals, (iii) the conformity to authentic original documents and completeness of each document submitted to us as a copy, (iv) the genuineness of all signatures and authority of all signatories that are on such originals or copies, (v) that there have been no modifications, waivers or amendments to any of the agreements or other documents we have reviewed, and (vi) that the certificates of public officials dated earlier than the date hereof remain accurate from such earlier date through and including the date hereof.

We have assumed for the purposes of the opinions below, other than with respect to the Company, that each of the parties who have executed the agreements and contracts referred to herein as individuals have sufficient legal capacity to execute the same, that each of the other parties to the agreements and contracts referred to herein is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization; that each such party has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such parties other than the Company, as applicable, enforceable against such other parties in accordance with their respective terms.

The phrases “to our knowledge” and “known to us” mean the conscious awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. “Primary lawyer group” means any lawyer in this firm (i) who signs this opinion letter, (ii) who is actively involved in negotiating or documenting the transactions contemplated by the Purchase Agreement or in reviewing the Registration Statement and Prospectus for purposes of the transactions contemplated by the Purchase Agreement or who has rendered significant legal services to the Company in the past twelve (12) months, or (iii) solely as to information relevant to a particular opinion or factual confirmation issue, who is primarily responsible for providing the response concerning the particular opinion or issue.

The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina with experience in similar transactions exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, the transactions contemplated by the Purchase Agreement, or both.

We have participated in conferences and discussions with officers and other representatives of the Company, representatives of the Selling Shareholders, representatives of the independent public accountants for the Company, and representatives of the Underwriter at which the contents of the Registration Statement and the Prospectus and any amendments or supplements thereto made by the Company prior to the date hereof and related matters were discussed and have conducted such other review as we deemed necessary, and although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and any amendments or supplements thereto made by the Company prior to the date hereof (except to the extent set forth in paragraph (x) below), no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no belief as to the financial statements, notes thereto, other financial data and supporting schedules included in, or incorporated by reference in, the Registration Statement or Prospectus or omitted therefrom).

Based upon and subject to the foregoing, and subject to the additional assumptions, qualifications and limitations set forth below, it is our opinion that:

(i)  The Company is validly existing as a corporation and is in good standing under the laws of the State of Delaware.

(ii)  The Company has the corporate power to execute, deliver and perform its obligations under the Purchase Agreement and to operate its business as described in the Prospectus.

(iii)  The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any security holder of the Company imposed by the Delaware General Corporation Law, the Certificate of Incorporation or Bylaws, or any contract listed as an exhibit to the Registration Statement (or any report incorporated by reference into the Registration Statement) or on Exhibit B hereto.

(iv)  The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(v)  The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and (b) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(vi)  The Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements, notes thereto, other financial data and supporting schedules included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”).

(vii)  The documents incorporated by reference in the Prospectus (other than the financial statements, notes thereto, other financial data and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed, as amended, with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”).

(viii)  The form of certificate to be used to evidence the Securities complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Certificate of Incorporation and Bylaws.

(ix)  To our knowledge and other than as disclosed in the Registration Statement or the documents incorporated by reference in the Registration Statement, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary of the Company is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

(x)  The information in the Form 10-K under “Business—Government Regulation and Environmental Matters” (with respect to United States federal and North Carolina state laws and regulations), and in the Prospectus under “Shares Eligible for Future Sale” and in the Registration Statement under Item 15, to the extent that it constitutes summaries of laws or documents, fairly summarizes the legal matters and documents therein described. The information in the Prospectus under "Material United States Tax Considerations for Non-U.S. Holders of the Common Stock" has been reviewed by us and fairly summarizes the legal matters therein described.

(xi)  To our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other contractual instruments required to be described in or filed as exhibits to the Registration Statement or the documents incorporated by reference in the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xii)  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental authority, agency, body or court of the State of North Carolina, the State of Delaware (with respect to the Delaware General Corporation Law) or the United States is required in connection with (A) the execution, delivery and performance of the Purchase Agreement by the Company or (B) the offering, sale or delivery of the Securities, except (i) as may be required under state securities or blue sky laws (as to which we express no opinion) or (ii) as have been obtained and, in the case of filings, such filings have been made under the 1933 Act.

(xiii)  (A) The execution and delivery by the Company of the Purchase Agreement, the performance by the Company of its obligations therein, and the consummation of the transactions contemplated in the Purchase Agreement (i) do not violate the Certificate of Incorporation or Bylaws, (ii) do not constitute a breach of or result in a default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreement) under any Other Agreement (except for such breaches, defaults or Repayment Events as would not have a Material Adverse Effect); provided that we express no opinion with respect to any covenant, restriction or provision with respect to financial ratios, financial tests or other financial requirements, and (iii) do not violate the terms of any Court Order. For purposes hereof, (a) the term “Other Agreement” means any of those agreements listed as an exhibit to the Registration Statement (or a report incorporated by reference in the Registration Statement) or on Exhibit B attached hereto and (b) the term “Court Order” means any judicial or administrative judgment, order, decree or arbitral decision that names the Company and is specifically directed to it or its properties and that is listed on the Officers’ Certificate or that is known to us.

(B) The execution and delivery by the Company of the Purchase Agreement and the performance by the Company of its obligations therein, do not violate applicable provisions of federal, North Carolina or Delaware (with respect to the Delaware General Corporation Law) statutory laws or regulations (except any antifraud laws or regulations as to which we express no opinion) which in our experience are normally applicable to transactions of the type contemplated by the Purchase Agreement, and the consummation of the transactions contemplated in the Purchase Agreement does not violate applicable provisions of federal, North Carolina or Delaware (with respect to the Delaware General Corporation Law) statutory laws or regulations (except any antifraud laws or regulations as to which we express no opinion).

(C) The execution and delivery by the Company of the Purchase Agreement and the performance by the Company of its obligations therein do not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to any Other Agreement (except for such liens, charges or encumbrances as would not have a Material Adverse Effect); provided that we express no opinion with respect to any covenant, restriction or provision with respect to financial ratios, financial tests or other financial requirements.

(xiv)  To our knowledge, except as disclosed in the Registration Statement, there are no persons with registration rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xv) The Company is not required to be registered as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

The foregoing opinions are subject to the following additional assumptions, qualifications and limitations:

(A)  The opinion expressed in paragraph (iii) hereof to the extent it concerns matters relating to the shares of Common Stock that were authorized and issued on or prior to June 14, 1999 and any preemptive rights related thereto, other than the shares of Common Stock being sold by the Selling Shareholders pursuant to the Purchase Agreement, is based solely upon, and is subject to the assumptions, qualifications and limitations set forth in, paragraphs (iv), (v) and (vi) of the opinion of Riordan & McKenzie, a professional law corporation, a copy of which is attached as Exhibit C.

(B)  We are members of the Bar of the State of North Carolina only. As to matters relating to the laws of the State of South Carolina, you have received and relied exclusively upon, the opinion of Leath, Bouch & Crawford LLP of even date herewith, subject to all of the assumptions, qualifications, limitations and exceptions set forth in such opinion. As to matters relating to the laws of the State of Florida, you have received and relied exclusively upon, the opinion of Smith, Hulsey & Busey of even date herewith, subject to all of the assumptions, qualifications, limitations and exceptions set forth in such opinion. As to certain matters relating to the Selling Shareholders and as to matters relating to the laws of the State of New York, you have received and relied exclusively upon, the opinion of O’Melveny & Myers LLP of even date herewith, subject to all of the assumptions, qualifications, limitations and exceptions set forth in such opinion. We are not opining on, and we assume no responsibility as to, the applicability to or effect on any of the matters covered herein of the laws of the States of Delaware, South Carolina, Florida, New York or any other jurisdiction other than the federal law of the United States, North Carolina state law and the Delaware General Corporation Law. In addition, we are not expressing any opinion as to the effect of compliance by the Underwriter or any shareholder of the Company with any state or federal laws or regulations applicable to the transactions contemplated by the Purchase Agreement because of the nature of any of their businesses or actions. We express no opinion with respect to state securities or “blue sky” laws.

(C)  For purposes of the opinion expressed in paragraph (ix) related to any pending or threatened action, suit, proceeding, inquiry or investigation which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder, we have not, with your permission, reviewed federal or state court dockets.

(D)  In rendering our opinion in paragraph (xii), we have assumed that no person (including affiliates) who does not currently own at least twenty-five percent (25%) of the issued and outstanding Common Stock, will own twenty-five percent (25%) or more of the issued and outstanding Common Stock after the consummation of the transactions contemplated by the Purchase Agreement.

(E)  We have no knowledge of any, and this letter assumes no (i) misrepresentation, intentional omission or deceit by the Company or any officer, director or other person or (ii) violation of any fiduciary duty owed to the Company or to any third person or entity.

(F)  We have made no examination of, and no opinion is given herein as to, any Selling Shareholder’s title to or other ownership rights in, or the existence of any liens, charges, encumbrances, restrictions or limitations on, or adverse claims against, any of the property or assets of any Selling Shareholder, including any Selling Shareholder’s shares of the Common Stock.

This opinion letter is delivered to you solely for your benefit in connection with the transactions contemplated by the Purchase Agreement and may not be used or relied upon by any other person or for any other purpose without our prior written consent in each instance. We bring to your attention the fact that our legal opinions are an expression of professional judgment and not a guarantee of a result. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Pantry Contracts

1.     R.R Morrison & Son, Inc. Asset Purchase Agreement dated 11/9/00

2.     East Coast Oil Asset Purchase Agreement dated 1/5/01

3.     Amendment to BP Branded Jobber Contract dated 2/14/03

4.	Assignment of Exxon Franchise Agreement from Golden Gallon to Pantry dated 10/15/03 and the agreement between Exxon and Golden Gallon dated 4/1/02

5.     Chevron Branded Petroleum Products Agreement effective 1/1/04

6.      Star Enterprises Wholesale Marketing Agreement (Texaco) dated 7/1/98

7.	Petroleum Transportation Agreement between Mansfield Systems, Inc. and the Pantry dated 11/11/99

8.	Florida Lottery Contract dated 8/21/02

9.     Georgia Lottery Contract dated 5/17/00

10.	Letter Agreement for petroleum transport between Eagle Transport Corp. and the Pantry dated 7/16/98

11.	Citgo Location Transfer Agreement among Golden Gallon, the Pantry and Citgo dated 9/30/03

12.	Terminaling Agreement between Pantry and Citgo dated 10/16/03

13.    Master Contract between SEI Environmental, Inc. and the Pantry dated 11/25/03

Exhibit B

FORM OF OPINION OF O’MELVENY & MYERS LLP
TO BE DELIVERED PURSUANT TO SECTION 5(c)
March 11, 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
World Financial Center
North Tower
New York, NY 10080

      Re: The Pantry, Inc. - Registered Secondary Offering

Ladies and Gentlemen:

We have acted as special counsel to FS Equity Partners III, L.P. (“FSEP III”), FS Equity Partners IV, L.P. (“FSEP IV”) and FS Equity Partners International, L.P. (“FSEP International”, and together with FSEP III and FSEP IV, the “Selling Stockholders”) in connection with the Purchase Agreement dated as of March 8, 2005 (the “Purchase Agreement”) among The Pantry, Inc., a Delaware corporation (the “Company”), the Selling Stockholders and yourself (the “Underwriter”), relating to, among other things, the sale to the Underwriters by the Selling Stockholders of 2,150,000 shares (the “Selling Stockholder Shares”) of the Company’s Common Stock, $0.01 par value per share, pursuant to the Purchase Agreement. We are providing this opinion letter to you pursuant to Section 5(c) of the Purchase Agreement.

In our capacity as such counsel, we have examined originals or copies of those limited partnership and other records and documents we considered appropriate, certificates of public officials and of officers of the Selling Stockholders, and other documents deemed necessary for the purpose of this opinion letter including:

a.	the Purchase Agreement;

b.	the limited partnership agreements and certificates of limited partnership of each of the Selling Stockholders (each, an "Organizational Document," and collectively, the "Organizational Documents");

c.	the officer’s certificate of FSEP III attached hereto as Annex A (the “FSEP III Officer's Certificate”);

d.	the officer’s certificate of FSEP IV attached hereto as Annex B (the “FSEP IV Officer’s Certificate”);

e.
the officer’s certificate of FSEP International attached hereto as Annex C (the “FSEP International Officer’s Certificate”, and together with the FSEP III Officer’s Certificate and the FSEP IV Officer’s Certificate, the “Certificates”);

f.	the registration rights agreement dated as of December 30, 1996 by and among the Company, FSEP III and FSEP International (the “1996 Registration Rights Agreement”); and

g.
the registration rights agreement dated as of July 2, 1998 by and among the Company, the Selling Stockholders and the other parties named therein (the “1998 Registration Rights Agreement” and together with the 1996 Registration Rights Agreement, the “Registration Rights Agreements”).

As to matters of fact (including matters of fact set forth in this opinion letter), we have relied upon, among other things: (a) representations and warranties of the Selling Stockholders set forth in the Purchase Agreement; (b) certificates of officers of the Selling Stockholders, including, without limitation, the Certificates; and (c) certificates of public officials we considered appropriate.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. To the extent that any Selling Stockholder’s obligations depend on the enforceability of the Purchase Agreement against the other parties thereto, we have assumed that the Purchase Agreement is enforceable against such other parties.

On the basis of such examination, our reliance upon the assumptions in this opinion letter and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion letter, we are of the opinion that:

1.
The execution and delivery of the Purchase Agreement have been duly authorized by all necessary action under the current Delaware Revised Uniform Limited Partnership Act (the “Delaware Partnership Act”) and the Organizational Documents on the part of each Selling Stockholder.

2.
The execution and delivery by the Selling Stockholders of the Purchase Agreement do not, and the Selling Stockholders’ performance of their respective obligations under the Purchase Agreement will not, (i) violate their respective Organizational Documents; (ii) violate, breach, or result in a default under, the Registration Rights Agreements; (iii) violate the current Delaware Partnership Act or any current New York or federal statute, rule or regulation that we have, in the exercise of customary professional diligence, recognized as applicable to the Selling Stockholders or to transactions of the type contemplated by the Purchase Agreement, except that rights with respect to indemnification and contribution contained in Sections 6 and 7 of the Purchase Agreement may be limited under applicable laws; and (iv) violate any existing obligation of, or restriction on, the Selling Stockholders under any order, judgment or decree of any Delaware or federal court or governmental authority binding on the Selling Stockholders and identified in the Certificates.

3.
No order, consent, permit or approval of any New York or federal governmental authority that we have, in the exercise of customary professional diligence, recognized as applicable to the Selling Stockholders or to transactions of the type contemplated by the Purchase Agreement is required on the part of any Selling Stockholder for the execution and delivery of, and performance of each Selling Stockholder’s respective obligations under, the Purchase Agreement which have not been obtained except for (i) any such order, consent, permit or approval which has been duly obtained and is in full force and effect and (ii) such as may be required by the National Association of Securities Dealers, Inc.

4.
Upon payment for and delivery of each of the certificates representing the Selling Stockholder Shares to the Underwriter in the State of New York in accordance with the Purchase Agreement, assuming (i) the Underwriter is acquiring the Selling Stockholder Shares without notice of any adverse claim, (ii) the Underwriter makes payment therefor as provided therein, (iii) such Selling Stockholder Shares are delivered to the Underwriter in accordance with the provisions of the Purchase Agreement and (iv) the Underwriter obtains control of such Selling Stockholder Shares (within the meaning of Section 8106 of the New York Uniform Commercial Code (the “NYUCC”)), the Underwriter is a “protected purchaser” of such Selling Stockholder Shares (within the meaning of Section 8-303 of the NYUCC) and the Underwriter will acquire the Selling Stockholder Shares free and clear of any adverse claim as defined in Article 8 of the NYUCC.

a.
For purposes of the opinions expressed in paragraphs 3 and 4 above, we have assumed that the Selling Stockholders will not in the future take any discretionary action (including a decision not to act) permitted by the Purchase Agreement that would cause the performance of the Purchase Agreement to violate any respective Organizational Document of the Selling Stockholders, the Delaware Partnership Act, any order, judgment or decree of any Delaware or federal court or governmental authority binding on such Selling Stockholder or any current New York or federal statute, rule or regulation or require an order, consent, permit or approval to be obtained from a New York, Delaware or federal governmental authority.

b.	We express no opinion regarding (i) federal securities laws or regulations, (ii) Blue Sky or state securities laws or regulations or (iii) insurance laws or regulations.

The law covered by this opinion letter is limited to the present federal law of the United States, the present law of the State of New York and the present Delaware Partnership Act. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion letter is furnished by us as counsel for the Selling Stockholders, and may be relied upon by you only in connection with the purchase and sale of the Selling Stockholder Shares. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that arise after the date of this opinion letter and come to our attention, or any future changes in laws.

Respectfully submitted,

Exhibit C

FORM OF OPINION OF LEATH, BOUCH & CRAWFORD LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
World Financial Center
North Tower
New York, New York 10080

RE:
Purchase Agreement dated as of March 8, 2005, among The Pantry, Inc., the Selling Stockholders named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Purchase Agreement")

Ladies and Gentlemen:

We have acted as South Carolina counsel to The Pantry, Inc., a Delaware corporation, and R&H Maxxon, Inc., a South Carolina corporation (the "Subsidiary"), in connection with the Purchase Agreement. Capitalized terms used herein without definition have the same meanings as in the Purchase Agreement.

In our capacity as such counsel, we have examined forms or copies, identified to our satisfaction, of such corporate records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. These records, documents and instruments included the Purchase Agreement, the Registration Statement, and the Prospectus, or relevant provisions thereof.

We also have examined copies of such corporate records, documents, certificates of public officials and officers and other representatives of the Subsidiary and the Company and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

For purposes of this opinion, we have assumed, without any independent investigation or verification of any kind, (i) the due promulgation and validity of all statutes, regulations, administrative procedures, determinations, permits, and orders; (ii) the authenticity and completeness of all documents submitted to us as originals; (iii) the conformity to authentic original documents and completeness of all documents submitted to us as certified, conformed, or photostatic copies; (iv) that neither the original Purchase Agreement executed by the parties, the Registration Statement, nor the Prospectus have been modified or amended in any material respect from the forms or drafts thereof submitted to us for review; and (v) that the certificates of public officials dated earlier than the date hereof remain accurate from such earlier date through and including the date hereof.

We have assumed that the parties to the Purchase Agreement have the requisite power and authority to enter into the Purchase Agreement; that the Purchase Agreement has been duly authorized, executed, and delivered by each such party, that valid consideration has been given by each of the parties thereto; that no person or entity that did not have a twenty-five percent (25%) ownership interest before the offering will have it after; and that the Purchase Agreement constitutes the legal, binding, and valid obligations of each such party, enforceable against each such party in accordance with its terms.

We have made such factual and legal examinations and inquiries as we have deemed advisable for the purpose of rendering the opinions expressed below, except where a statement is qualified as to knowledge, in which case we have made a limited inquiry as specified below. We have not undertaken any independent investigation other than inquiring of officers of the Subsidiary or the Company, as necessary, to determine the accuracy of any such statement, and no inference that we have any knowledge on any matters pertaining to such statement should be drawn from our representation of the Company or the Subsidiary.

With respect to the good standing and authorization of the Subsidiary to transact business in the State of South Carolina, we have relied exclusively on a certificate provided to us by the South Carolina Secretary of State.

Based upon and subject to the foregoing, and subject to the additional qualifications and limitations set forth below, we are of the opinion that, as of the date hereof:

1. The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of South Carolina, has corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and is duly qualified as a corporation to transact business and is in good standing in South Carolina.

2. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by The Pantry, Inc., directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive rights of any securityholder of such Subsidiary.

3. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any South Carolina court or governmental authority or agency (other than as may be required under the securities or blue sky laws, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

4. The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the sale of the securities) do not and will not, whether with or without the giving of notice or lapse of time or both, (1) result in any violation of the provisions of the charter or by-laws of the Subsidiary, (2) result in any violation of any applicable South Carolina law, statute, rule or regulation, or (3) result in any violation of any applicable judgment, order, writ or decree of any South Carolina government, government instrumentality or court having jurisdiction over the Company or the Subsidiary or any of their respective properties, assets or operations.

5. The information in the Company’s Form 10-K in “Business--Government Regulation and Environmental Matters” (with respect to South Carolina laws and regulations) has been reviewed by us and correctly summarizes current South Carolina laws and regulations referred to therein.

The foregoing opinions are subject to the following assumptions, qualifications and limitations:

a. This opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and similar laws.

b. This opinion is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

c. We express no opinion as to any matter except as expressly set forth in paragraphs 1-5, above.

d. We are members of the Bar of the State of South Carolina and express no opinion as to the laws of any jurisdiction other than the State of South Carolina.

e. This opinion is rendered pursuant to Section 5(b) of the Purchase Agreement and may be relied upon only by you.

f. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof and that may affect our opinions expressed herein.

g. We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guarantee of a result.

                Very truly yours,

                LEATH, BOUCH & CRAWFORD, LLP

                Timothy W. Bouch

Exhibit D

FORM OF OPINION OF SMITH HULSEY & BUSEY
TO BE DELIVERED PURSUANT TO SECTION 5(b)

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
World Financial Center
North Tower
New York, New York 10080

RE:
Purchase Agreement dated as of March 8, 2005 (the "Purchase Agreement") between The Pantry, Inc., a Delaware corporation ("Pantry"), the Selling Stockholders named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated

Gentlemen:

This opinion letter is provided to you by us as Florida counsel to The Pantry, Inc. (the “Company”) pursuant to Section 5(b) of the Purchase Agreement. Capitalized terms used herein without definition that are defined in or by reference in the Purchase Agreement shall have the same meaning herein as they have in the Purchase Agreement

While we have represented the Company on a regular basis since November 1997, our engagement has been limited to specific matters in Florida that the Company’s management has referred to our firm.

In connection with this opinion, we have examined copies of the (i) Purchase Agreement, (ii) Pantry’s registration statement on Form S-3 (File No. 333-116972) (the "Registration Statement") and (iii) the prospectus included as Part I of the Registration Statement, together with the prospectus supplement dated March 8, 2005 (the "Prospectus"). In addition, we have examined such other documents as we have deemed necessary or appropriate to express the opinions set forth herein, as well as originals or copies, certified or otherwise identified to our satisfaction, of other documents and records of public officials and officers of the Company as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. In rendering the opinions expressed herein, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as a certified, conformed or reproduction copies.

D-1

With respect to questions of fact material to the opinions expressed herein, we have relied, with your permission, solely upon (i) written and oral statements of the Company, (ii) the representations and warranties of the Company in the Purchase Agreement and (iii) certificates of public officials, in each case without any independent inquiry, verification or examination by us. With respect to opinion number three (3) below, our representation of the Company regarding its compliance with Florida laws and regulations relating to the ownership and operation of underground petroleum storage tanks has been limited during the past several years to assisting the Company from time to time with (a) issues relating to site access, contamination and remediation at specific locations that are being sold or at which leases are expiring or being terminated and (b) specific pending or threatened disputes with neighboring landowners at several locations regarding existing contamination.

This opinion letter has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as updated on September 4, 1998, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion letter.

We are admitted to the practice of law only in the State of Florida, and nothing herein shall be construed to be an opinion as to the effect of the laws of any jurisdiction other than the State of Florida.

Based upon and subject to the qualifications and limitations stated in this letter and the Report, we are of the opinion that:

1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Florida court, governmental authority or agency (other than as may be required under the securities or blue sky laws, as to which we express no opinion) is necessary or required in connection with the offering, issuance, sale or delivery of the Securities.

2. The execution, delivery and performance by the Company of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the sale of the Securities) do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of any applicable Florida law, statute, rule or regulation (other than as may be required under the securities or blue sky laws, as to which we express no opinion).

3. The description of Florida laws and regulations regarding underground petroleum storage tanks in the Company’s Form 10-K under “Business—Government Regulations and Environmental Matters—Storage and Sale of Gasoline” (with respect to Florida laws and regulations) has been reviewed by us and is, to our knowledge, accurate in all material respects.

This opinion letter is furnished to you by us as Florida counsel to the Company, is solely for your benefit and is rendered solely in connection with the transactions contemplated by the Purchase Agreement. The opinions contained herein may be relied upon only in connection with the transactions contemplated by the Purchase Agreement and, except in connection with opinions of counsel rendered pursuant to the Purchase Agreement, may not be delivered, quoted to, or relied upon by, any other person, without our prior written consent.

Very truly yours, SMITH HULSEY & BUSEY

By:

A Shareholder

D-2

Exhibit E

_______________, 2005

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
World Financial Center
North Tower
New York, New York 10080

Re:	Proposed Public Offering of Shares of Common Stock of The Pantry, Inc.

Dear Sirs:

The undersigned, a stockholder, officer, director and/or employee of The Pantry, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and certain stockholders of the Company (the “Selling Stockholders”) providing for the public offering (the “Offering”) of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer, director and/or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Merrill Lynch that, during a period of 30 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, make any short sale or otherwise dispose of or transfer any shares of the Company’s Common Stock, or any options or warrants to purchase any shares of the Company’s Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Securities”), or request or demand that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Securities even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities. Notwithstanding the foregoing, the undersigned may (without the consent of Merrill Lynch): (a) sell the Shares to the Underwriter pursuant to the Underwriting Agreement; (b) exercise Securities convertible into shares of Common Stock owned by the undersigned as of the date of the Underwriting Agreement, it being understood and acknowledged that any shares of Common Stock acquired by the undersigned in connection with any such exercise or conversion shall be subject to this letter agreement; (c) if the undersigned is an individual, transfer Securities (i) by bona fide gift or (ii) to a member of the undersigned’s immediate family or to a trust of which the undersigned or an immediate family member is the beneficiary; or (d) if the undersigned is a corporation, partnership or other business entity, transfer Securities to another corporation, partnership or other business entity if the transferee and the undersigned are direct or indirect affiliates or otherwise related (other than as part of a pro rata distribution); provided that, prior to any transfer described in clauses (c) or (d), each transferee shall execute an agreement, in form reasonably satisfactory to Merrill Lynch, pursuant to which each transferee shall agree to be bound by the terms of this agreement for the remainder of the above-referenced 30-day period.

E-1

It is understood that, if the Company notifies you that the Selling Stockholders do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its, his or her obligations under this agreement. This agreement shall lapse and become null and void if the Offering shall not have occurred on or before March 15, 2005.

Notwithstanding the foregoing, if:

(1) during the last 17 days of the 30-day lock-up period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 30-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 30-day lock-up period,

the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

This lock-up letter is dated March 8, 2005.

            Very truly yours,

            Signature: __________________________

            Print Name: _________________________

E-2

Annex A

DELOITTE & TOUCHE LLP
FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(g)

(i) We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

(ii) In our opinion, the audited financial statements and the related financial statement schedules of the Company included and incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder.

(iii) With respect to the three months ended December 30, 2004, we have (1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, on the unaudited consolidated balance sheets and unaudited consolidated statements of operations and cash flows as of and for the three months ended December 30, 2004, and (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited condensed consolidated financial data referred to in (iii)(1) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that any material modifications should be made to the unaudited consolidated financial statements described in (iii)(1) above for them to be in conformity with generally accepted accounting principles or that the unaudited consolidated financial statements described in (iii)(1) above do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related rules and regulations adopted by the Commission thereunder.

(iv) In addition, on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the committees of the Company's Board of Directors and any subsidiary committees since September 30, 2004, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

1

(1) at February 30, 2005 and at March 8, 2005, there was any change in the capital stock of the Company and its subsidiaries or any decrease in the working capital, total current assets, total assets or stockholders’ equity of the Company and its subsidiaries or any increase in the total current liabilities or total debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred; or

(2) for the period from December 30, 2004 to February 28, 2005, and for the period from December 30, 2004 to March 8, 2005, there was any decrease in total revenues, income from operations, income before income taxes, net income, or earnings before interest, taxes, depreciation and amortization, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

(v) Based upon the procedures set forth in clauses (iii) and (iv) above and a reading of the Selected Financial Data incorporated by reference in the Registration Statement and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial Data incorporated by reference in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K of the 1933 Act, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles;

(vi) We have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K of the 1933 Act and on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 402 and 503(d), respectively, of Regulation S-K;

(vii) In addition to the procedures referred to in clause (iv) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

2